UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 10, 2005
PATTERSON-UTI ENERGY, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22664 (Commission File Number)	75-2504748 (I.R.S. Employer Identification No.)

4510 Lamesa Hwy. Snyder, Texas (Address of principal executive offices)	79549 (Zip Code)
Registrant’s telephone number, including area code: (325) 574-6300
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Patterson-UTI Energy, Inc. (the “Company”) announced on November 10, 2005 that as a result of information received by senior management of the Company on November 9, 2005, the Audit Committee of the Board of Directors of the Company has begun an investigation into unauthorized payments made by the Company for assets which were not delivered to the Company. The Audit Committee will engage legal counsel and forensic accountants to conduct the investigation. Based on preliminary findings, it appears that approximately $70 million may have been embezzled from the Company by Jonathan D. Nelson, a former officer of the Company, over a period of more than five years. Because the investigation is just beginning, the Company has not yet made a final determination as to the impact of these developments upon its previous financial results and assessment of financial controls. A copy of Patterson-UTI Energy, Inc.’s press release dated November 10, 2005 announcing the commencement of an internal investigation is attached as an exhibit hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 10, 2005 relating to the commencement of an internal investigation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON-UTI ENERGY, INC.
Dated: November 14, 2005	By:	/s/ Kenneth N. Berns
Kenneth N. Berns
Senior Vice President

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 10, 2005 relating to the commencement of an internal investigation.